CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated January 15, 1999, on the consolidated financial statements of Virginia Commonwealth Financial Corporation and Subsidiaries as of December 31, 1998, and for the period ended December 31, 1998, which appears in the annual report on Form 10-K of Virginia Commonwealth Financial Corporation and Subsidiaries for the year ended December 31, 1998.


                                       /s/ YOUNT, HYDE & BARBOUR, P.C.
                                       -------------------------------


Winchester, Virginia
November 24, 1999